CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the inclusion in this registration statement on Form S-8, (File No. ___________) of our report dated March 25, 1997, except for Note 7 for which the date is April 14, 1997, on our audits of the financial statements of Mace Security International, Inc. We also consent to the reference to our firm under the captions "Experts".


                                      /s/  Coopers & Lybrand L.L.P.

Albany, New York
July 7, 1997